Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

2 January 2026

Matter No.: 1010740

Doc Ref: FW#111484160

(852) 2842 9521

Flora.Wong@conyers.com

Globavend Holdings Limited

Room 13 18th Floor Tsuen Wan Industrial Centre

220-248 Texaco Road New Territories

Hong Kong

Dear Sir/Madam,

Re: Globavend Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 (File No. 333-290675) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and effective on 4 December 2025, and a prospectus supplement to the Registration Statement to be filed with the Commission on or about the date hereof (the “Prospectus Supplement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) for an offering by the Company comprised of (i) up to 590,648 ordinary shares of par value of US$0.20 each of the Company (the “Ordinary Share(s)”); and (ii) pre-funded warrants (the “Warrants”) to purchase up to 298,711 Ordinary Shares (the “Warrant Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a draft of the Prospectus Supplement.

We have also reviewed copies of:

1.3	the third amended and restated memorandum of association and articles of association of the Company adopted by the Company on 12 September 2025 (the “Current M&A”);

1.4	the written resolutions of the directors of the Company dated 30 December 2025 (the “Resolutions”);

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 30 December 2025 (the “Certificate Date”);

1.6	a latest draft of the ordinary share purchase warrant in respect of the Warrants to be executed by the Company in favour of various purchasers respectively (the “Warrant Agreement(s)”);

1.7	a latest draft of the securities purchase agreement to be entered into by the Company and various purchasers respectively (the “SPA(s)”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus Supplement and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&As are in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	the issue price of the Warrants will be applied towards the issue price of the Warrant Shares so that the aggregate issue price of each Warrant Share will not fall below par value of the Ordinary Shares;

2.8	that upon the issue of any Ordinary Shares (whether pursuant to the Warrants or otherwise), the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9	the due execution and delivery of each Warrant Agreement and each SPA by each of the parties thereto and the legality, validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Warrants, the Warrant Agreements and the SPAs in accordance with their respective terms;

2.10	no share(s) of the Company will be issued pursuant to the Warrants upon or following commencement of winding up of the Company;

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2.11	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares, and the due execution and delivery thereof by each party thereto;

2.12	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus Supplement and that the Registration Statement has been duly filed with or declared effective by the Commission;

2.13	the Company has or will have sufficient authorised but unissued Ordinary Shares to facilitate the issue of Ordinary Shares as contemplated by the Resolutions, the Registration Statement, the Prospectus Supplement and upon an exercise of the Warrants in accordance with the terms of the Warrant Agreements;

2.14	that on the date of allotment and issuance of any Ordinary Shares, the Company is and after any such allotment and issuance, will be able to pay its debts;

2.15	that the Prospectus Supplement, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	The obligations of the Company under the SPAs, the Warrant Agreements and the Warrants:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the documents constituting the Warrants if there are other proceedings in respect of thereof simultaneously underway against the Company in another jurisdiction.

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3.3	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions, the Registration Statement, the Prospectus Supplement, the SPAs and the Warrant Agreements (in the case of Ordinary Shares to be allotted and issued upon an exercise of the Warrants) and registered in the register of members of the Company, the Ordinary Shares (including such Ordinary Shares to be allotted and issued upon an exercise of the Warrants in accordance with the terms of the Warrants Agreements) will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Upon the due issuance of the Warrants and payment of the consideration therefor in accordance with the terms of the Warrants Agreements, the Resolutions, the Prospectus Supplement and the Registration Statement, the Warrants will be validly issued and constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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